EXHIBIT 12.2
                     TRITON ENERGY LIMITED AND SUBSIDIARIES
     COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE
                                    DIVIDENDS
                          (IN THOUSANDS, EXCEPT RATIOS)
                                   (UNAUDITED)





                                                                                     NINE MONTHS
                                                                                       ENDING
                                                   AUG. 14, 2001 -  JULY 1, 2001 -   SEPTEMBER 30,
                                                   SEPT. 30, 2001   AUG. 13, 2001       2000
                                                   ---------------  --------------  -------------
Fixed charges, as defined:
Interest charges                                   $        6,223   $      36,951   $     29,165
Preference dividend requirements of
  the Company                                                 ---          17,934         22,016
Preferred dividend requirements of
  subsidiaries adjusted to pre-tax basis                      ---             ---            ---
                                                   ---------------  --------------  -------------

      Total fixed charges                          $        6,223   $      54,885   $     51,181
                                                   ===============  ==============  =============

Earnings, as defined (2):
Earnings (loss) from continuing operations
  before income taxes, extraordinary item
  and cumulative effect                                   $ 8,861   $     111,669   $    116,878
Fixed charges, above                                        6,223          54,885         51,181
Less interest capitalized                                  (4,235)        (10,349)       (17,213)
Plus undistributed (earnings) loss of affiliates               (3)             16             28
Less preference dividend requirements of
   the Company and its subsidiaries adjusted
   to pre-tax basis                                           ---         (17,934)       (22,016)
                                                   ---------------   -------------  -------------

                                                          $10,846    $    138,287   $    128,858
                                                   ===============   =============  =============

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
  AND PREFERENCE DIVIDENDS (1) (2)                            1.7             2.5         2.5
                                                   ===============   =============  =============




                                                                    YEAR ENDING DECEMBER 31,
                                                   ------------------------------------------------------
                                                     2000        1999       1998        1997       1996
                                                   ---------  ---------  ----------  ---------  ---------
Fixed charges, as defined:
Interest charges                                   $ 42,685   $ 38,231   $  50,253   $ 50,625   $ 43,884
Preference dividend requirements of
  the Company                                        29,278     28,671       3,061        400        985
Preferred dividend requirements of
  subsidiaries adjusted to pre-tax basis                ---        ---         ---        ---        ---
                                                   ---------  ---------  ----------  ---------  ---------

      Total fixed charges                          $ 71,963   $ 66,902   $  53,314   $ 51,025   $ 44,869
                                                   =========  =========  ==========  =========  =========

Earnings, as defined (2):
Earnings (loss) from continuing operations
  before income taxes, extraordinary item
  and cumulative effect                            $136,726   $ 76,177   $(238,609)  $ 16,896   $ 20,945
Fixed charges, above                                 71,963     66,902      53,314     51,025     44,869
Less interest capitalized                           (24,077)   (14,539)    (23,215)   (25,818)   (27,102)
Plus undistributed (earnings) loss of affiliates         35         28         ---        ---       (118)
Less preference dividend requirements of
   the Company and its subsidiaries adjusted
   to pre-tax basis                                 (29,278)   (28,671)     (3,061)      (400)      (985)
                                                   ---------  ---------  ----------  ---------  ---------

                                                   $155,369   $ 99,897   $(211,571)  $ 41,703   $ 37,609
                                                   =========  =========  ==========  =========  =========

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
  AND PREFERENCE DIVIDENDS (1) (2)                      2.2        1.5         ---        0.8        0.8
                                                   =========  =========  ==========  =========  =========

____________________


(1) Earnings were inadequate to cover combined fixed charges and preference dividends for the years ended December 31, 1998, 1997 and 1996 by $264,885,000, $9,322,000 and $7,260,000, respectively.
(2) Earnings reflect nonrecurring writedowns and charges of $30,000,000 for January 1, 2001 through August 13, 2001, $18,477,000 for the nine months ended September 30, 2000, $55,119,000, $5,159,000, $348,064,000 and $46,153,000 for
the years ended December 31, 2000, 1999, 1998 and 1996, respectively. Nonrecurring gains from the sale of assets and other gains aggregated $442,000, $125,617,000, $6,253,000 and $22,189,000 for the years ended December 31, 1999,
1998, 1997 and 1996, respectively. The ratio of earnings to combined fixed charges and preference dividends if adjusted to remove nonrecurring items, would have been 1.7 for August 14, 2001 through September 31, 2001, 3.1 for January 1, 2001 through August 13, 2001, 2.9 for the nine months ended September 30, 2001, 2.9, 1.6, 0.2, 0.7 and 1.4 for the years ended December 31, 2000, 1999, 1998,
1997 and 1996, respectively. Without nonrecurring items, earnings would have been inadequate to cover combined fixed charges and preference dividends for the years ended December 31, 1998 and 1997 by $42,438,000 and $15,575,000,
respectively.